                                                                     EXHIBIT 5.1

                [HELLER EHRMAN WHITE & MCAULIFFE LLP LETTERHEAD]



                                  June 8, 2000


                                                             Main (650) 234-7000
                                                              Fax (650) 234-4299

                                                                      22660.0024

Cepheid
1190 Borregas Avenue
Sunnyvale, California 94089-1302

RE:  REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

     We have acted as counsel to Cepheid, a California corporation (the "Company"), in connection with the Registration Statement on Form S-1 (Registration No. 333-34340) filed with the Securities and Exchange Commission on April 7, 2000 (as may be further amended or supplemented, the "Registration Statement") for the purpose of registering under the Securities Act of 1933, as amended, 5,750,000 shares of its authorized but unissued Common Stock, no par value (the "Shares"). The Shares, which include up to 750,000 shares of the Company's Common Stock issuable pursuant to an over-allotment option granted to the underwriters, are to be sold pursuant to an Underwriting Agreement (the "Underwriting Agreement") among the Company and UBS Warburg LLC, Prudential Securities Incorporated and Invemed Associates, Inc., as representatives of the several underwriters named in Schedule A to the Underwriting Agreement.

     We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies.

     In rendering our opinion, we have examined the following records, documents and instruments:

     (a) The Amended and Restated Articles of Incorporation of the Company, filed as an exhibit to the Registration Statement and to be filed with the California Secretary of State in connection with the sale of the Shares, and certified to us by an officer of the Company as being the form to be filed with the California Secretary of State in connection with the sale of the Shares;

                                                                         Cepheid
                                                                    June 8, 2000
                                                                          Page 2


     (b) The Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

     (c) A Certificate of an officer of the Company (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors, including any committee thereof, and shareholders of the Company relating to the Shares, and the Registration Statement, and (ii) certifying as to certain factual matters;

     (d)  The Registration Statement; and

     (e) A draft of the Underwriting Agreement to be filed as Exhibit 1.1 to the Registration Statement.

     This opinion is limited to the federal law of the United States of America and the General Corporation Law of the State of California, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body. Our opinion to the effect that all issued and outstanding Shares are fully paid and nonassessable is based on the certification obtained from the Company identified in item (c) above to the effect that the consideration of such Shares recited in the Board of Directors' resolutions for such Shares has been received.

     Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and sold, (ii) the Underwriting Agreement signed by the parties thereto conforms in all material respects to the draft to be filed as Exhibit 1.1 to the Registration Statement, (iii) the currently unissued Shares to be sold by the Company are issued, delivered and paid for in accordance with the terms of the Underwriting Agreement and (iv) appropriate certificates evidencing the Shares will be executed and delivered by the Company, it is our opinion that, when issued by the Company, the currently unissued Shares covered by the Registration Statement will be legally issued, fully paid and nonassessable.

     This opinion is rendered to you in connection with the Registration Statement. This opinion may not be relied upon by you for any other purpose without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

                                                                         Cepheid
                                                                    June 8, 2000
                                                                          Page 3


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Registration Statement.

                                       Very truly yours,

                                       /s/ HELLER EHRMAN WHITE & MCAULIFFE LLP